PRESS RELEASE

Westbury Bancorp, Inc.
200 South Main Street
West Bend, Wisconsin 53095

For Additional Information Contact:
Kirk J. Emerich, Executive Vice President and Chief Financial Officer
(262) 334-5563

WESTBURY BANCORP, INC.
ANNOUNCES FIFTH STOCK REPURCHASE PROGRAM

West Bend, Wisconsin, February 9, 2016 (GlobeNewswire). Westbury Bancorp, Inc. (NASDAQ-CM: WBB) announced that on February 8, 2016 its Board of Directors authorized a stock repurchase program pursuant to which the Company intends to purchase up to 422,906 of its issued and outstanding shares, representing approximately 10.0% of its issued and outstanding shares of common stock as of the date hereof. The repurchase program will commence on or about February 10, 2016. The program is the fifth repurchase program approved by the Board of Directors. In connection with the authorization of this stock repurchase program, the Board of Directors of the Company announced that the Company’s existing stock repurchase program, which had authorized the Company to purchase up to 200,000 shares of its issued and outstanding common stock, had been completed in full at an weighted average price of $18.42 per share. The Company has purchased a total of 1,117,352 shares under the four previous programs at a weighted average price of $16.88 per share. The timing of the purchases under the newly adopted program will depend on certain factors, including, but not limited to, market conditions and prices, available funds and alternative uses of capital. The new stock repurchase program may be carried out in accordance with Securities and Exchange Commission Rule 10b-18 through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Any repurchased shares will be treated as authorized but unissued by the Company.

About Westbury Bancorp, Inc.

Westbury Bancorp, Inc. is the holding company for Westbury Bank. Westbury Bank is a federally chartered savings bank with approximately $670 million in assets headquartered in West Bend, Wisconsin. Westbury Bank serves communities in Washington, Waukesha and Outagamie counties through its eight full service offices and one loan production office, providing deposit and loan services to individuals, professionals and businesses throughout its markets. Additional information about Westbury Bank is available on the internet at www.westburybankwi.com.

Information Regarding Forward-Looking Statements

Information contained in this press release may be considered forward-looking in nature as defined by the Private Securities Litigation Reform Act of 1995 and is subject to various risks, uncertainties, and assumptions. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the Company's operations and business environment. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition, the demand for the Company’s products and services, the Company's ability to maintain current deposit and loan levels at current interest rates, deteriorating credit quality, including changes in the interest rate environment reducing interest margins, changes in prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions, the Company's ability to maintain required capital levels and adequate sources of funding and liquidity, the Company's ability to secure confidential information through the use of computer systems and telecommunications networks, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.
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